CUSIP No. 16115Q209

Page 9 of 9 Pages

EXHIBIT 3
POWER OF ATTORNEY
             KNOWN ALL MEN BY THESE PRESENTS that each of the undersigned does hereby constitute and appoint William Appleton as the undersigned’s true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments, that said attorney and agent may deem necessary and advisable to enable the undersigned to comply with the Securities and Exchange Act of 1934, as amended, and any rules and regulations and requirements of the Securities and Exchange Commission, in connection with the Agreement and Plan of Merger dated as of August 2, 2005, by and among Chart Industries, Inc. (the “Company”), certain of its stockholders (including the undersigned), First Reserve Fund X, L.P., and CI Acquisition, Inc., including specifically, but without limitation thereof, power of attorney to sign each of the undersigned’s name to a Schedule 13D and any amendment thereto, to be filed with the Securities and Exchange Commission in respect of shares of capital stock of the Company; and each of the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.
             Executed on August 4, 2005.

ARTHUR S. HOLMES, AS TRUSTEE OF THE ARTHUR S. HOLMES TRUST DATED DECEMBER 20, 1993, AS RESTATED JANUARY 22, 1998 AND MARCH 4, 2003
By:	/s/ Arthur S. Holmes
Arthur S. Holmes, as Trustee

CHRISTINE H. HOLMES, AS TRUSTEE OF THE CHRISTINE H. HOLMES TRUST DATED DECEMBER 20, 1993, AS RESTATED JANUARY 22, 1998 AND MARCH 4, 2003
By:	/s/ Christine H. Holmes
Christine H. Holmes, as Trustee